Exhibit 99.1

Astra Space, Inc. Announces Closing of Take-Private Transaction

Alameda, California — July 18, 2024 — Astra Space, Inc. (“Astra” or the “Company”) (Nasdaq: ASTR) announced today the successful closing of its take-private transaction.

Under the terms of the definitive agreement for the transaction (the “Merger Agreement”) that was previously announced on March 7, 2024, Apogee Parent, Inc. (“Parent”), an entity formed by Chris Kemp, Astra’s co-founder, chief executive officer and chairman, and Dr. Adam London, Astra’s co-founder, chief technology officer and director, will acquire all of the outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”) not already owned by it for the right to receive $0.50 per share in cash, as more fully described in the Merger Agreement.

With the completion of the take-private acquisition, the Class A Shares ceased trading prior to the opening of trading on July 18, 2024 and will no longer be listed on the Nasdaq Capital Market (“Nasdaq”). The Company also intends to make the applicable filings with the U.S. Securities and Exchange Commission (the “SEC”) to suspend its periodic reporting obligations and to terminate the registration of the Class A Shares underlying the Company’s active registration statements.

As previously disclosed, (i) on April 17, 2024, the Company received a deficiency notice from Nasdaq that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1) because the per share closing bid price of the Class A Shares had been below $1.00 for thirty consecutive business days prior to such deficiency notice; and (ii) on April 23, 2024, the Company received a deficiency notice from Nasdaq that the Company is not in compliance with the minimum stockholders’ equity listing requirement set forth in Nasdaq Listing Rule 5550(b)(1) because the Company’s Annual Report on Form 10-K for the period ended December 31, 2023, reported stockholders’ equity below $2.5 million.

Advisors

Houlihan Lokey Capital, Inc. served as financial advisor to the Special Committee of the Board of Directors of Astra (the “Special Committee”), and Freshfields Bruckhaus Deringer US LLP served as the Special Committee’s legal counsel. Cozen O’Connor, P.C. served as legal counsel to Astra. Pillsbury Winthrop Shaw Pittman LLP served as legal counsel to Parent and Moelis & Company served as financial advisor to Parent.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services, and one of the industry’s leading flight-proven electric propulsion systems for satellites, the Astra Spacecraft Engine.

About Apogee Parent Inc.

Parent was formed solely for the purpose of entering into and consummating the merger with Astra. Parent is owned by a number of long-term investors of Astra and its predecessor, including Mr. Kemp and Dr. London.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements.” Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the Company’s failure to meet projected development and delivery targets, including as a result of the decisions of governmental authorities or other third parties not within the Company’s control;

(ii) changes in applicable laws or regulations; (iii) the ability of the Company to meet its financial and strategic goals; (iv) the ability of the Company to pursue a growth strategy and manage growth profitability; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors and (vi) other risks and uncertainties described from time to time in other reports and other public filings with the SEC, including the Company’s registration statements, annual reports and quarterly reports.

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com